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                                                                    EXHIBIT 11.1

                 UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

     COMPUTATION OF HISTORICAL PRIMARY AND FULLY DILUTED EARNINGS PER SHARE

                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                              YEAR ENDED DECEMBER 31,
                                                    ---------------------------------------------------------------------------
                                                       1996          1995             1994             1993
                                                    -----------  -------------    -------------    -------------      1992(A)
                                                                                                                    -----------
                                                                                                                    PREDECESSOR
                                                                                                                      COMPANY
PRIMARY EARNINGS PER SHARE
Income (loss) before extraordinary loss on
  extinguishment of debt..........................  $    18,593  $      (9,388)   $      (7,739)   $     (27,181)   $   28,623
Extraordinary loss on extinguishment of debt......       (8,228)          (801)          (4,321)        --              --
                                                    -----------  -------------    -------------    -------------    -----------
Net income (loss) applicable to common stock......  $    10,365  $     (10,189)   $     (12,060)   $     (27,181)   $   28,623
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER
  SHARE IS BASED:
Historical weighted average common shares
  outstanding.....................................      126,666         10,000           10,000           10,000        10,000
Reorganization stock dividend (227.010528 shares
  for each common share)..........................   28,754,515      2,270,105        2,270,105        2,270,105     2,270,105
Reorganization shares issued......................    4,335,499       --               --               --              --
Public offering shares issued.....................    8,170,000       --               --               --              --
Additional shares issued to underwriters..........    1,225,500       --               --               --              --
                                                    -----------  -------------    -------------    -------------    -----------
Weighted average common shares before dilutive
  effect of common stock equivalents..............   42,612,180      2,280,105        2,280,105        2,280,105     2,280,105
                                                    -----------  -------------    -------------    -------------    -----------
Common stock equivalents:
Warrants..........................................   14,389,708       --               --               --              --
Options...........................................      711,631       --               --               --              --
                                                    -----------  -------------    -------------    -------------    -----------
Weighted average common shares....................   57,713,519      2,280,105(b)     2,280,105(b)     2,280,105(b)  2,280,105(b)
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------
PRIMARY EARNINGS PER SHARE:
Income (loss) per share before extraordinary
  loss............................................  $      0.32  $       (4.12)   $       (3.39)   $      (11.92)   $    12.55
Extraordinary loss per share......................        (0.14)         (0.35)           (1.90)        --              --
                                                    -----------  -------------    -------------    -------------    -----------
Net income (loss) per share.......................  $      0.18  $       (4.47)   $       (5.29)   $      (11.92)   $    12.55
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------
FULLY DILUTED EARNINGS PER SHARE (c)
Income (loss) before extraordinary loss on
  extinguishment of debt..........................  $    18,593  $      (9,388)   $      (7,739)   $     (27,181)   $   28,623
Extraordinary loss on extinguishment of debt......       (8,228)          (801)          (4,321)        --              --
                                                    -----------  -------------    -------------    -------------    -----------
Net income (loss) applicable to common stock......  $    10,365  $     (10,189)   $     (12,060)   $     (27,181)   $   28,263
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------
NUMBER OF SHARES ON WHICH NET INCOME (LOSS) PER
  SHARE IS BASED:
Historical weighted average common shares
  outstanding.....................................      126,666         10,000           10,000           10,000        10,000
Reorganization stock dividend (227.010528 shares
  for each common share)..........................   28,754,515      2,270,105        2,270,105        2,270,105     2,270,105
Reorganization shares issued......................    4,335,499       --               --               --              --
Public offering shares issued.....................    8,170,000       --               --               --              --
Additional shares issued to underwriters..........    1,225,500       --               --               --              --
                                                    -----------  -------------    -------------    -------------    -----------
Weighted average common shares before dilutive
  effect of common stock equivalents..............   42,612,180      2,280,105        2,280,105        2,280,105     2,280,105
                                                    -----------  -------------    -------------    -------------    -----------
Common stock equivalents:
Warrants..........................................   14,390,550       --               --               --              --
Options...........................................      731,784       --               --               --              --
Convertible Preferred Stock.......................       79,970       --               --               --              --
                                                    -----------  -------------    -------------    -------------    -----------
Weighted average common shares....................   57,814,484      2,280,105(b)     2,280,105(b)     2,280,105(b)  2,280,105(b)
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------
FULLY DILUTED EARNINGS PER SHARE:
Income (loss) per share before extraordinary
  loss............................................  $      0.32  $       (4.12)   $       (3.39)   $      (11.92)   $    12.55
Extraordinary loss per share......................        (0.14)         (0.35)           (1.90)        --              --
                                                    -----------  -------------    -------------    -------------    -----------
Net income (loss) per share.......................  $      0.18  $       (4.47)   $       (5.29)   $      (11.92)   $    12.55
                                                    -----------  -------------    -------------    -------------    -----------
                                                    -----------  -------------    -------------    -------------    -----------

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(a) Represents the addition of the results of operations of the predecessor company (January 1, 1992 through December 16, 1992) and PCI for the period of December 17 through December 31, 1992.

(b) For the years ended 1995, 1994 and 1993, and for the period December 17 through December 31, 1992 losses were generated before extraordinary loss on extinguishment of debt and the warrants were excluded from the weighted average common shares outstanding since their effect were anti-dilutive.

(c) This calculation is presented in accordance with the Securities Exchange Act of 1934, although it is not required disclosure under APB Opinion No. 15.